Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4/A of Terex Corporation of our reports dated March 1, 1999 appearing on pages F-2 and F-36 of Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP




Stamford, Connecticut
June 9, 1999